Registration No. 33-77642
                                                  Rule 424(b)(3)

           SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JULY 28, 1994

                    MLCC Mortgage Investors, Inc., Seller
            Senior/Subordinate Mortgage Pass-Through Certificates,
         Series 1994A, Class A-1, A-2, A-3, M-1, A-4 and M-2 (Senior)

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer
     _________________________________________________________________

    On  August  4, 1994,  the  Senior/Subordinate Pass-Through  Certificates,
Series 1994A, Class A-1, A-2, A-3, M-1, A-4 and M-2 (the "Offered Certificates") were issued in an approximate original aggregate principal amount of $378,795,000. The Offered Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1994 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

    The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Program--Delinquency and Loan Loss Experience" on page S-41 of the Prospectus Supplement are hereby updated, in their entirety, as follows:


         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)
                                      December 31, 1996              December 31, 1995              December 31, 1994
         			 --------------------------    ----------------------------    -------------------------
                                  Number of                                                     Number of
                                 PrimeFirst       Principal        Number of      Principal    PrimeFirst      Principal
                                   Loans            Amount     PrimeFirst Loans    Amount        Loans           Amount
				 -----------      ---------    ----------------   ---------    ----------      ---------
PrimeFirst Loans
  Outstanding . . . . . . . .       11,054       $4,331,131           8,272      $3,536,761       7,615        $3,351,328
Delinquency Period
  30-59 Days  . . . . . . . .          180       $   84,297             127      $   56,370         121        $   86,279
  60-89 Days  . . . . . . . .           19            6,583              13           7,917          20            18,152
  90 Days or More*  . . . . .           29           27,590              44          45,749          17            19,257
				    ------       ----------           -----      ----------       -----        ----------
     Total Delinquency  . . .          228          118,470             184      $  110,036         158        $  123,688
				    ======       ==========           =====      ==========       =====        ==========
Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . . .         2.06%            2.74%           2.22%           3.11%       2.07%             3.69%

Foreclosures  . . . . . . . .           29       $   39,100              28      $   38,209          18        $   15,637
Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding . . . . . . . .         0.26%            0.90%           0.34%           1.11%       0.24%             0.47%




_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)


                                                Year Ended        Year Ended          Year Ended
                                             December 31, 1996 December 31, 1995   December 31, 1994
 					     ----------------- -----------------   -----------------
Average Principal Balance of PrimeFirst
  Loan Portfolio . . . . . . . . . . . . .      $3,933,946        $3,444,045            $2,807,875
Average Number of PrimeFirst Loans
  Outstanding
  During the Period . . . . . . . . . . . .          9,663             7,944                 6,287

Gross Charge-offs . . . . . . . . . . . . .     $    6,157        $    1,840            $      457
Recoveries  . . . . . . . . . . . . . . . .              0                 0                     0
						----------        ----------            ----------
Net Charge-offs . . . . . . . . . . . . . .     $    6,157        $    1,840            $      457
						==========        ==========            ==========
Net Charge-offs as a percent of Average
  Principal Balance Outstanding . . . . . .           0.16%             0.05%                 0.02%



    Additionally, the information contained in the tables entitled "Range of Cut-Off Date Principal Balances for Loan Group 1", "Margins in Loan Group 1", "Range of Cut-Off Date Principal Balances for Loan
Group 2" and "Margins in Loan Group 2" under the heading "The Mortgage Pool" on pages S-29, S-31, S-33 and S-35, respectively, of the Prospectus Supplement are hereby updated to indicate, as of December 31, 1996, the Mortgage Loan Balances and margins of the Mortgage Loans:


      RANGE OF PRINCIPAL BALANCES FOR LOAN GROUP 1 OF DECEMBER 31, 1996


                                           Number of                                % of Mortgage
               Range of                    Mortgage                                    Pool by
          Principal Balances                 Loans        Principal Balance       Principal Balance
------------------------------------       --------     --------------------      -----------------
$    0.00-        49,999.99 . . . . .          4        $     98,475.94                0.06%
$  60,000.00-     74,999.99 . . . . .          1              62,249.98                0.04
$  75,000.00-     99,999.99 . . . . .         19           1,783,392.54                1.10
$  100,000.00-    149,999.99  . . . .         58           7,220,918.41                4.46
$  150,000.00-    199,999.99  . . . .         39           6,867,205.42                4.24
$  200,000.00-    249,999.99  . . . .         49          10,982,514.83                6.78
$  250,000.00-    299,999.99  . . . .         23           6,301,991.65                3.89
$  300,000.00-    349,999.99  . . . .         29           9,182,449.35                5.67
$  350,000.00-    399,999.99  . . . .         13           4,776,004.72                2.95
$  400,000.00-    449,999.99  . . . .         12           4,968,942.84                3.07
$  450,000.00-    499,999.99  . . . .         12           5,660,272.59                3.50
$  500,000.00-    549,999.00  . . . .         10           5,164,306.51                3.19
$  550,000.00-    599,999.99  . . . .          5           2,853,000.00                1.76
$  600,000.00-    649,999.99  . . . .          7           4,372,679.56                2.70
$  650,000.00-    699,999.99  . . . .          7           4,759,825.20                2.94
$  700,000.00-    749,999.99  . . . .          5           3,655,739.45                2.26
$  750,000.00-    799,999.99  . . . .          4           3,147,875.38                1.94
$  800,000.00-    849,999.99  . . . .          3           2,511,739.69                1.55
$  850,000.00-    899,999.99  . . . .          5           4,409,149.36                2.72
$  900,000.00-    949,999.99  . . . .          5           4,659,703.06                2.88
$  950,000.00-    999,999.99  . . . .          5           4,873,242.94                3.01
$  1,000,000.00-  1,099,999.99  . . .          8           8,184,987.02                5.05
$  1,100,000.00-  1,199,999.99  . . .          5           5,659,136.49                3.49
$  1,200,000.00-  1,299,999.99  . . .          3           3,710,000.00                2.29
$  1,300,000.00-  1,399,999.99  . . .          3           4,049,058.32                2.50
$  1,400,000.00-  1,499,999.99  . . .          2           2,959,120.27                1.83
$  1,500,000.00-  1,599,999.99  . . .          1           1,599,998.99                0.99
$  1,600,000.00-  1,699,999.99  . . .          1           1,699,909.82                1.05
$  1,700,000.00-  1,799,999.99  . . .          1           1,740,000.00                1.07
$  1,900,000.00-  1,999,999.99  . . .          2           3,975,122.81                2.45
$  2,000,000.00-  2,099,999.99  . . .          5          10,149,999.99                6.28
$  2,200,000.00-  2,299,999.99  . . .          1           2,299,634.29                1.42
$  2,500,000.00-  2,599,999.99  . . .          1           2,500,000.00                1.54
$  2,600,000.00-  2,699,999.99  . . .          2           5,200,000.00                3.21
$  2,700,000.00-  2,799,999.99  . . .          1           2,745,000.00                1.70
$3,000,000.00 or Higher . . . . . . .          2           7,149,999.00                4.42
					     ---	---------------	 	     -------
                      TOTALS  . . . .        353        $161,933,646.42              100.00%
					     ===	===============	 	     =======


               MARGINS IN LOAN GROUP 1 AS OF DECEMBER 31, 1996

                                                                                      % of Mortgage
                        Number of                                                        Pool by
  Margin/(1)/         Mortgage Loans               Principal Balance                 Principal Balance
---------------       --------------	       ----------------------		    ------------------
 -0.250%                     4                   $  4,235,494.67                          2.62%
 -0.125%                     5                      4,022,044.35                          2.48%
  0.000%                    21                     11,982,699.86                          7.40%
  0.125%                     2                      1,159,993.24                          0.72%
  0.250%                    16                      3,468,222.96                          2.14%
  0.500%                    24                      3,134,383.35                          1.94%
  0.750%                     5                        611,712.42                          0.38%
  0.875%                     1                        880,000.00                          0.54%
  1.125%                     1                        872,690.16                          0.54%
  1.250%                     2                        670,991.74                          0.41%
  1.500%                    24                     34,666,306.51                         21.41%
  1.625%                    25                     17,957,057.35                         11.09%
  1.750%                    69                     39,203,803.16                         24.20%
  1.875%                    12                      8,789,732.11                          5.43%
  2.000%                    47                     14,785,186.00                          9.13%
  2.125%                     1                        230,000.00                          0.14%
  2.250%                    72                     12,110,928.23                          7.48%
  2.375%                     2                        301,816.33                          0.19%
  2.500%                    20                      2,850,583.98                          1.76%
			   ---			 ---------------			-------
          TOTALS           353                   $161,933,646.42                        100.00%
			   ===			 ===============			=======

_________________________
(1) The Margin is added to or subtracted from (as indicated) the applicable Prime Index to arrive at the Mortgage Rate, except generally when the Margin is greater than or equal to 0.875%, in which case it is added to the applicable Six-Month LIBOR Index. Notwithstanding the foregoing, the Mortgage Rate will not exceed its Maximum Mortgage Rate.


     RANGE OF PRINCIPAL BALANCES FOR LOAN GROUP 2 AS OF DECEMBER 31, 1996

                                                                                                           % of Mortgage
                  Range of                            Number of                                               Pool by
             Principal Balances                     Mortgage Loans          Principal Balance            Principal Balance
--------------------------------------------        --------------         --------------------          -----------------
$0.00-     49,999.99 . . . . . . . . . . . .                 2               $     20,020.76                   0.02%
$    60,000.00-     74,999.99 . . . . . . .                  1                     72,000.00                   0.07
$    75,000.00-     99,999.99 . . . . . . .                 15                  1,388,206.22                   1.31
$    100,000.00-    149,999.99  . . . . . .                 36                  4,409,830.67                   4.15
$    150,000.00-    199,999.99  . . . . . .                 30                  5,306,738.04                   5.00
$    200,000.00-    249,999.99  . . . . . .                 27                  5,872,190.03                   5.54
$    250,000.00-    299,999.99  . . . . . .                 20                  5,577,514.50                   5.25
$    300,000.00-    349,999.99  . . . . . .                 18                  5,640,149.09                   5.31
$    350,000.00-    399,999.99  . . . . . .                 11                  4,132,795.69                   3.89
$    400,000.00-    449,999.99  . . . . . .                 12                  5,021,248.20                   4.73
$    450,000.00-    499,999.99  . . . . . .                  8                  3,769,997.68                   3.55
$    500,000.00-    549,999.99  . . . . . .                  4                  2,086,936.92                   1.97
$    550,000.00-    599,999.99  . . . . . .                  5                  2,888,516.44                   2.72
$    600,000.00-    649,999.99  . . . . . .                  6                  3,635,020.65                   3.42
$    650,000.00-    699,999.99  . . . . . .                  4                  2,682,959.75                   2.53
$    700,000.00-    749,999.99  . . . . . .                  6                  4,321,586.60                   4.07
$    750,000.00-    799,999.99  . . . . . .                  4                  3,090,144.23                   2.91
$    800,000.00-    849,999.99  . . . . . .                  4                  3,262,000.00                   3.07
$    850,000.00-    899,999.99  . . . . . .                  5                  4,366,000.00                   4.11
$    900,000.00-    949,999.99  . . . . . .                  1                    937,485.56                   0.88
$    950,000.00-    999,999.99  . . . . . .                  3                  2,991,597.76                   2.82
$    1,000,000.00-  1,099,999.99  . . . . .                  3                  3,000,000.00                   2.83
$    1,100,000.00-  1,199,999.99  . . . . .                  3                  3,415,999.99                   3.22
$    1,200,000.00-  1,299,999.99  . . . . .                  2                  2,525,000.00                   2.38
$    1,400,000.00-  1,499,999.99  . . . . .                  4                  5,866,215.88                   5.53
$    1,500,000.00-  1,599,999.99  . . . . .                  2                  3,092,500.00                   2.91
$    1,800,000.00-  1,899,999.99  . . . . .                  3                  5,494,999.94                   5.18
$    1,900,000.00-  1,999,999.99  . . . . .                  1                  1,900,000.00                   1.79
$    2,200,000.00-  2,299,999.99  . . . . .                  2                  4,450,000.00                   4.19
$    2,400,000.00-  2,499,999.99  . . . . .                  2                  4,939,998.98                   4.65
							  ----		     ---------------		     -------
                      TOTALS  . . . . . . .                244               $106,157,653.58                 100.00%
							  ====		     ===============		     =======


               MARGINS IN LOAN GROUP 2 AS OF DECEMBER 31, 1996

                                                                                   % of Mortgage
                         Number of                                                    Pool by
  Margin/(1)/          Mortgage Loans            Principal Balance               Principal Balance
--------------	       --------------	      ---------------------		--------------------
-0.375%                        1              $    262,000.00                         0.25%
 0.000%                        3                 1,798,557.48                         1.69
 0.125%                        4                 1,320,840.20                         1.24
 0.250%                        1                   550,000.00                         0.52
 0.375%                        5                 1,262,949.88                         1.19
 0.500%                        1                   155,857.68                         0.15
 0.625%                        8                 1,041,361.24                         0.98
 0.750%                        1                    83,987.08                         0.08
 0.875%                        3                   480,499.80                         0.45
 1.000%                        2                 1,645,000.00                         1.55
 1.125%                        2                 1,098,000.00                         1.03
 1.250%                        2                 1,237,055.52                         1.17
 1.500%                        1                   568,000.00                         0.54
 1.625%                       11                13,360,740.41                        12.59
 1.750%                       20                15,145,105.71                        14.27
 1.875%                       54                25,890,898.16                        24.38
 2.000%                       20                18,957,861.52                        17.86
 2.125%                       41                10,546,658.98                         9.93
 2.250%                        5                 1,233,786.40                         1.16
 2.375%                       47                 6,684,270.17                         6.30
 2.500%(2)                     2                   660,000.00                         0.62
 2.500%                        2                 1,138,256.26                         1.07
 2.625%                        7                   827,488.32                         0.78
 3.000%(2)                     1                   208,478.77                         0.20
			    ----	      ---------------			    -------
         TOTALS              244              $106,157,653.58                       100.00%
			    ====	      ===============			    =======

_________________________
(1) The Margin is added to or subtracted from (as indicated) the applicable Prime Index to arrive at the Mortgage Rate, except generally when the Margin is greater than or equal to 1.000%, in which case it is added to the applicable Six-Month LIBOR Index. Notwithstanding the foregoing, each Mortgage Rate for a Group 2 Loan will not exceed its Maximum Mortgage Rate and is subject to its periodic cap.

(2) The Margin is added to the applicable Treasury Index to arrive at the Mortgage Rate. Notwithstanding the foregoing, each Mortgage Rate for a Group 2 Loan will not exceed its Maximum Mortgage Rate and is subject to its periodic cap.

                             ____________________

                The date of this Supplement is March 31, 1997.